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                                   EXHIBIT 3.3

                                    BYLAWS OF

                             ADVANCED MEDICINE, INC.

                             A DELAWARE CORPORATION














                                                         Date: November 19, 1996


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                                TABLE OF CONTENTS

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ARTICLE I.  MEETINGS OF STOCKHOLDERS..............................................................................1

  Section 1. Place of Meetings....................................................................................1
  Section 2. Annual Meeting.......................................................................................1
  Section 3. Special Meetings.....................................................................................1
  Section 4. Notice of Meetings...................................................................................1
  Section 5. Voting List..........................................................................................1
  Section 6. Quorum...............................................................................................2
  Section 7. Adjournments.........................................................................................2
  Section 8. Action at Meetings...................................................................................2
  Section 9. Voting and Proxies...................................................................................2
  Section 10. Action Without Meeting..............................................................................3

ARTICLE II.  DIRECTORS............................................................................................3

  Section 1. Number, Election, Tenure and Qualification...........................................................3
  Section 2. Enlargement..........................................................................................3
  Section 3. Vacancies............................................................................................3
  Section 4. Resignation and Removal..............................................................................4
  Section 5. General Powers.......................................................................................4
  Section 6. Chairman of the Board................................................................................4
  Section 7. Place of Meetings....................................................................................4
  Section 8. Regular Meetings.....................................................................................4
  Section 9. Special Meetings.....................................................................................4
  Section 10. Quorum, Action at Meeting, Adjournments.............................................................4
  Section 11. Action by Consent...................................................................................5
  Section 12. Telephonic Meetings.................................................................................5
  Section 13. Committees..........................................................................................5
  Section 14. Compensation........................................................................................6

ARTICLE III.  OFFICERS............................................................................................6

  Section 1. Enumeration..........................................................................................6
  Section 2. Election.............................................................................................6
  Section 3. Tenure...............................................................................................6
  Section 4. President............................................................................................6
  Section 5. Vice-Presidents......................................................................................7
  Section 6. Secretary............................................................................................7
  Section 7. Assistant Secretaries................................................................................7
  Section 8. Treasurer............................................................................................7
  Section 9. Assistant Treasurers.................................................................................8
  Section 10. Bond................................................................................................8

ARTICLE IV.  NOTICES..............................................................................................8

  Section 1. Delivery.............................................................................................8

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  Section 2. Waiver of Notice.....................................................................................8

ARTICLE V.  INDEMNIFICATION.......................................................................................9

  Section 1. Actions other than by or in the Right of the Corporation.............................................9
  Section 2. Actions by or in the Right of the Corporation........................................................9
  Section 3. Success on the Merits................................................................................9
  Section 4. Specific Authorization..............................................................................10
  Section 5. Advance Payment.....................................................................................10
  Section 6. Nonexclusivity......................................................................................10
  Section 7. Insurance...........................................................................................10
  Section 8. Continuation of Indemnification and Advancement of Expenses.........................................10
  Section 9. Severability........................................................................................10
  Section 10. Intent of Article..................................................................................11

ARTICLE VI.  CAPITAL STOCK.......................................................................................11

  Section 1. Certificates of Stock...............................................................................11
  Section 2. Lost Certificates...................................................................................11
  Section 3. Transfer of Stock...................................................................................11
  Section 4. Record Date.........................................................................................12
  Section 5. Registered Stockholders.............................................................................12

ARTICLE VII.  CERTAIN TRANSACTIONS...............................................................................12

  Section 1. Transactions with Interested Parties................................................................12
  Section 2. Quorum..............................................................................................13

ARTICLE VIII.  GENERAL PROVISIONS................................................................................13

  Section 1. Dividends...........................................................................................13
  Section 2. Reserves............................................................................................13
  Section 3. Checks..............................................................................................13
  Section 4. Fiscal Year.........................................................................................13
  Section 5. Seal................................................................................................13

ARTICLE IX.  AMENDMENTS..........................................................................................14

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                                     BYLAWS

                                   ARTICLE I

                            MEETINGS OF STOCKHOLDERS

         Section 1. PLACE OF MEETINGS. All meetings of the stockholders shall be held at such place within or without the State of Delaware as may be fixed from time to time by the board of directors or the chief executive officer, not so designated, at the registered of office of the corporation.

         Section 2. ANNUAL MEETING. Annual meetings of stockholders shall be held on the SECOND TUESDAY OF JUNE in each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors or the chief executive officer, at which meeting the stockholders shall elect by a plurality vote a board of directors and shall transact such other business as may properly be brought before the meeting. If no annual meeting is held in accordance with the foregoing provisions, the board of directors shall cause the meeting to be held as soon thereafter as convenient, which meeting shall be designated a special meeting in lieu of annual meeting.

         Section 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, may, unless otherwise prescribed by statute or by the certificate of incorporation, be called by the board of directors or the chief executive officer and shall be called by the chief executive officer or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a MAJORITY in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

         Section 4. NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of each meeting of stockholders, annual or special, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten or more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 5. VOTING LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the

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meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 6. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, the certificate of incorporation or these bylaws. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. If no quorum shall be present or represented at any meeting of stockholders, such meeting may be adjourned in accordance with Section 7 hereof, until a quorum shall be present or represented.

         Section 7. ADJOURNMENTS. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these bylaws, which time and place shall be announced at the meeting, by a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, (whether or not a quorum is present), or, if no stockholder is present or represented by proxy, by any officer entitled to preside at or to act as secretary of such meeting, without notice other than announcement at the meeting. At such adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If any meeting of stockholders at which a quorum is present or represented is adjourned, then, at such adjourned meeting, any business may be transacted that might have been transacted at the original meeting, whether or not a quorum shall be present or represented at such adjourned meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 8. ACTION AT MEETINGS. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy, entitled to vote and voting on the matter (or where a separate vote by a class or classes is required, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting) shall decide any matter (other than the election of directors) brought before such meeting, unless the matter is one upon which by express provision of law, the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. The stock of holders who abstain from voting on any matter shall be deemed not to have been voted on such matter. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting, entitled to vote and voting on the election of directors.

         Section 9. VOTING AND PROXIES. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock having voting power held of record by such stockholder. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

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         Section 10.  ACTION WITHOUT MEETING. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (1) signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (2) delivered to the corporation within sixty days of the earliest dated consent by delivery to its registered office in the State of Delaware (in which case delivery shall be by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II

                                    DIRECTORS

         Section 1. NUMBER, ELECTION, TENURE AND QUALIFICATION. The number of directors which shall constitute the whole board shall be not less than one. Within such limit, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting or at any special meeting of stockholder. The directors shall be elected at the annual meeting or at any special meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified, unless sooner displaced. Directors need not be stockholders.

         Section 2. ENLARGEMENT. The number of the board of directors may be increased at any time by vote of a majority of the directors then in office.

         Section 3. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law or these bylaws, may exercise the powers of the full board until the vacancy is filled.

         Section 4. RESIGNATION AND REMOVAL. Any director may resign at any time upon written notice to the corporation at its principal place of business or to the chief executive of officer or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or the certificate of incorporation.

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         Section 5.   GENERAL POWERS. The business and affairs of the
corporation shall be managed by its board of directors, which may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

         Section 6. CHAIRMAN OF THE BOARD. If the board of directors appoints a chairman of the board, he shall, when present, preside at all meetings of the stockholders and the board of directors. He shall perform such duties and possess such powers as are customarily vested in the officer of the chairman of the board or as may be vested in him by the board of directors.

         Section 7. PLACE OF MEETINGS. The board of directors may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 8. REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board; provided that any director who is absent when such a determination is made shall be given prompt notice of such determination. A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

         Section 9. SPECIAL MEETINGS. Special meetings of the board may be called by the chief executive officer, secretary, or on the written request of two or more directors, or by one director in the event that there is only one director in office. Two days' notice to each director, either personally or by telegram, cable, telecopy, commercial delivery service, telex or similar means sent to his business or home address, or three days' notice by written notice deposited in the mail, shall be given to each director by the secretary or by the officer or one of the directors calling the meeting. A notice or waiver of notice of a meeting of the board of directors need not specify the purposes of the meeting.

         Section 10. QUORUM, ACTION AT MEETING, ADJOURNMENTS. At all meetings of the board a majority of directors then in office, but in no event less than one third of the entire board, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law or by the certificate of incorporation. For purposes of this section, the term "entire board" shall mean the number of directors last fixed by the stockholders or directors, as the case may be, in accordance with law and these bylaws; provided, however, that if less than all the number so fixed of directors were elected, the "entire board" shall mean the greatest number of directors so elected to hold office at any one time pursuant to such authorization. If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 11. ACTION BY CONSENT. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all

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members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 12. TELEPHONIC MEETINGS. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors or of any committee thereof may participate in a meeting of the board of directors or of any committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 13. COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution designating such committee or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and make such reports to the board of directors as the board of directors may request. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rule, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the conduct of its business by the board of directors.

         Section 14. COMPENSATION. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The board of directors may also allow compensation for members of special or standing committees for service on such committees.

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                                  ARTICLE III

                                    OFFICERS

         Section 1. ENUMERATION. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer and such other officers with such titles, terms of office and duties as the board of directors may from time to time determine, including a chairman of the board, one or more vice-presidents, and one or more assistant secretaries and assistant treasurers. If authorized by resolution of the board of directors, the chief executive officer may be empowered to appoint from time to time assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

         Section 2. ELECTION. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer. Other officers may be appointed by the board of directors at such meeting, at any other meeting, or by written consent.

         Section 3. TENURE. The officers of the corporation shall hold office until their successors are chosen and qualify, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal. Any officer elected or appointed by the board of directors or by the chief executive officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the board of directors or a committee duly authorized to do so, except that any officer appointed by the chief executive officer may also be removed at any time, with or without cause, by the chief executive officer. Any vacancy occurring in any office of the corporation may be filled by the board of directors, at its discretion. Any officer may resign by delivering his written resignation to the corporation at its principal place of business or to the chief executive officer or the secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         Section 4. PRESIDENT. The president shall be the chief operating officer of the corporation. He shall also be the chief executive officer unless the board of directors otherwise provides. If no chief executive officer shall have been appointed by the board of directors, all references herein to the "chief executive officer" shall be to the president. The president shall, unless the board of directors provides otherwise in a specific instance or generally, preside at all meetings of the stockholders and the board of directors, have general and active management of the business of the corporation and see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

         Section 5. VICE-PRESIDENTS. In the absence of the president or in the event of his inability or refusal to act, the vice-president, or if there be more than one vice-president, the vice presidents in the order designated by the board of directors or the chief executive officer (or in the absence of any designation, then in the order determined by their tenure in office) shall

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perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

         Section 6. SECRETARY. The secretary shall have such powers and perform such duties as are incident to the office of secretary. He shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall be the custodian of corporate records. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be from time to time prescribed by the board of directors or chief executive officer, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 7. ASSISTANT SECRETARIES. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, the chief executive officer or the secretary (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer or the secretary may from time to time prescribe. In the absence of the secretary or any assistant secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary or acting secretary to keep a record of the meeting.

         Section 8. TREASURER. The treasurer shall perform such duties and shall have such powers as may be assigned to him by the board of directors or the chief executive officer. In addition, the treasurer shall perform such duties and have such powers as are incident to the office of treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors, when the chief executive officer or board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 9. ASSISTANT TREASURERS. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, the chief executive officer or the treasurer (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the treasurer or in the event of his

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inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors, the chief executive officer or the treasurer may from time to time prescribe.

         Section 10. BOND. If required by the board of directors, any officer shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the board of directors, including without limitation a bond for the faithful performance of the duties of his office and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control and belonging to the corporation.

                                   ARTICLE IV

                                     NOTICES

         Section 1. DELIVERY. Whenever, under the provisions of law, or of the certificate of incorporation or these bylaws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice by mail is required by law, written notice may also be given by telegram, cable, telecopy, commercial delivery service, telex or similar means, addressed to such director or stockholder at his address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

         Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of law or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                 INDEMNIFICATION

         Section 1. ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good

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faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

         Section 3. SUCCESS ON THE MERITS. To the extent that any person described in Section 1 or 2 of this Article V has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 4. SPECIFIC AUTHORIZATION. Any indemnification under Section 1 or 2 of this Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (1) by the board of directors by a majority vote of directors who were not parties to such action, suit or proceeding (even though less than a quorum), or (2) if there are no disinterested directors or if a majority of disinterested directors so directs, by independent legal counsel (who may be regular legal counsel to the corporation) in a written opinion, or (3) by the stockholders of the corporation.

         Section 5. ADVANCE PAYMENT. Expenses incurred in defending a pending or threatened civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount if it shall ultimately be

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determined that he is not entitled to indemnification by the corporation as authorized in this Article V.

         Section 6. NONEXCLUSIVITY. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this
Article V shall not be deemed exclusive of any other rights to which those provided indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 7. INSURANCE. The board of directors may authorize, by a vote of the majority of the full board, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this
Article V.

         Section 8. CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 9.   SEVERABILITY. If any word, clause or provision of this
Article V or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

         Section 10. INTENT OF ARTICLE. The intent of this Article V is to provide for indemnification and advancement of expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware. To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article V shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.

                                   ARTICLE VI

                                  CAPITAL STOCK

         Section 1. CERTIFICATES OF STOCK. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the


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